Item 77C - DWS Core Plus Income
Fund

Registrant incorporates by
reference to Proxy Statement filed
on March 10,
2006 (Accession No. 0001193125-06-
051199).
A Special Meeting of shareholders
(the "Meeting") of DWS Core Plus
Income Fund (the "Fund") was held
on May 5, 2006, at the offices of
Deutsche Asset Management, 345 Park
Avenue, New York, New York
10154. At the Meeting, the
following matters were voted upon
by the
shareholders (the resulting votes
are presented below).
I.	Election of Trustees.("Number
of Votes" represents all funds that
are
series of DWS Portfolio Trust.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
41,168,546.623
1,474,462.962
Dawn-Marie
Driscoll
41,156,863.949
1,486,145.636
Keith R. Fox
41,170,612.858
1,472,396.727
Kenneth C.
Froewiss
41,035,903.929
1,607,105.656
Martin J. Gruber
41,007,768.580
1,635,241.005
Richard J. Herring
41,038,485.742
1,604,523.843
Graham E. Jones
41,141,543.721
1,501,465.864
Rebecca W. Rimel
41,149,833.208
1,493,176.377
Philip Saunders, Jr.
41,151,046.369
1,491,963.216
William N. Searcy,
Jr.
41,167,405.745
1,475,603.840
Jean Gleason
Stromberg
41,160,364.953
1,482,644.632
Carl W. Vogt
41,163,601.887
1,479,407.698
Axel Schwarzer
41,146,673.408
1,496,336.177



II-A.	Approval of an Amended and
Restated Investment Management
Agreement with the Fund's Current
Investment Advisor:

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
32,783,645.180
950,255.855
1,680,046.550
7,229,062.000

II-B.	Approval of an Amended and
Restated Investment Management
Agreement with Deutsche Investment
Management Americas Inc.:

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
32,005,039.256
1,718,660.025
1,690,248.304
7,229,062.000

III.	Approval of Revised
Fundamental Investment Restrictions
Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
32,303,761.457
1,404,493.664
1,705,692.464
7,229,062.000

IV.	Approval of an Amended and
Restated Declarationi of Trust.
("Number
of Votes" represents all funds that
are series of DWS Portfolio Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
32,569,339.585
1,151,694.301
1,692,913.699
7,229,062.000

*	Broker non-votes are proxies
received by the fund from brokers
or nominees when the
broker or nominee neither has
received instructions from the
beneficial owner or other
persons entitled to vote nor has
discretionary power to vote on a
particular matter.


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